Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Form S-8, File No. 333-114086, of our reports dated September 23, 2008, August 28, 2007 and September 15, 2006 in TransNet Corporation's annual report on Form 10-K for the years ended June 30, 2008, 2007 and 2006 respectively and to all references to our firm (formerly known as Moore Stephens, P.C.) which is part of this registration statement.

                                      MSPC
                                      Certified Public Accountants and Advisors,
                                      A Professional Corporation

Cranford, New Jersey
April 28, 2009

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